Exhibit 99.1

Media Contacts:
Robert G. Rouse, Executive Vice President and Chief Operating Officer
Jerome Kapelus, Senior Vice President, Strategy and Business Development
(631) 962-7000
Info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES
RESULTS FOR THE SECOND QUARTER OF FISCAL 2008

Melville, New York – March 5, 2008 – Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported its operating results for the three months ended January 31, 2008. Net sales for the second quarter of fiscal 2008 were $152.0 million compared to $111.4 million in the second quarter of fiscal 2007, reflecting significant growth in the mobile data communications and RF microwave amplifiers segments, partially offset by lower net sales in the telecommunications transmission segment.

GAAP net income was $25.5 million, or $0.91 per diluted share, for the three months ended January 31, 2008 compared to $18.2 million, or $0.68 per diluted share, for the three months ended January 31, 2007. Non-GAAP net income, which excludes the amortization of stock-based compensation expense, was $27.1 million, or $0.96 per diluted share, for the three months ended January 31, 2008 as compared to Non-GAAP net income of $19.1 million, or $0.70 per diluted share, for the three months ended January 31, 2007.

Net sales for the six months ended January 31, 2008 were $267.1 million compared to $208.5 million for the six months ended January 31, 2007. GAAP net income was $40.2 million, or $1.45 per diluted share, for the six months ended January 31, 2008 compared to $29.0 million, or $1.09 per diluted share, for the six months ended January 31, 2007. Non-GAAP net income, which excludes the amortization of stock-based compensation expense, was $43.6 million, or $1.56 per diluted share, for the six months ended January 31, 2008 as compared to Non-GAAP net income of $31.3 million, or $1.15 per diluted share, for the six months ended January 31, 2007.

In commenting on the Company’s performance during the second quarter of fiscal 2008, Fred Kornberg, President and Chief Executive Officer of Comtech Telecommunications Corp., said, “I am pleased to announce the strongest quarterly performance in our Company’s history. We achieved record quarterly revenues and earnings per share.”

Mr. Kornberg added, “Based on our outstanding results for the first half of the year, we are confident that fiscal 2008 will be another record year.”

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          Selected Second Quarter Fiscal 2008 Financial Metrics and Other Items

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Bookings for the three and six months ended January 31, 2008 were $122.3 million and $357.3 million, respectively, compared to $104.5 million and $226.0 million for the three and six months ended January 31, 2007, respectively. Backlog as of January 31, 2008 was $219.2 million compared to  $129.0 million as of July 31, 2007.

•

Earnings before interest, taxes, depreciation and amortization (EBITDA) were $40.7 million and $64.6 million for the three and six months ended January 31, 2008, respectively, versus $27.3 million and $46.5 million for the three and six months ended January 31, 2007, respectively.

•

Cash used in operating activities for the first six months of fiscal 2008 was $1.0 million, primarily reflecting an increase in working capital requirements associated with the significant increase in sales activity across the Company. The increase in working capital requirements (primarily for accounts receivable and inventory) was driven by the timing of shipments and the related collection of cash from customers, as well as the necessary investments in inventory in support of current backlog that is expected to be recognized as revenue during the second half of fiscal 2008.

Conference Call
The Company has scheduled an investor conference call for 8:30 AM (ET) on Thursday, March 6, 2008. Investors and the public are invited to access a live webcast of the conference call from the news section of the Comtech web site at www.comtechtel.com. Alternatively, investors can access the conference call by dialing (800) 862-9098 (domestic) or (785) 424-1051 (international) and using the conference I.D. of “Comtech.” A replay of the conference call will be available for seven days by dialing (402) 530-9027. In addition, an updated investor presentation, including earnings guidance, will be available on our web site shortly after the conference call.

About Comtech
Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company believes many of its solutions play a vital role in providing or enhancing communication capabilities when terrestrial communications infrastructure is unavailable or ineffective. The Company conducts business through three complementary segments: telecommunications transmission, mobile data communications and RF microwave amplifiers. The Company sells products to a diverse customer base in the global commercial and government communications markets. The Company believes it is a leader in the market segments that it serves.

Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company’s future performance and financial condition, plans and objectives of the Company’s management and the Company’s assumptions regarding such future performance, financial condition, plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company’s control which may cause actual results, future performance and financial condition, and achievement of plans and objectives of the Company’s management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include the timing of receipt of, and the Company’s performance on, new orders that can cause significant fluctuations in net sales and operating results, the timing and funding of government contracts, adjustments to gross profits on long-term contracts, risks associated with international sales, rapid technological change, evolving industry standards, frequent new product announcements and enhancements, changing customer demands, changes in prevailing economic and political conditions, risks associated with the subpoena from the U.S. Immigration and Customs Enforcement branch of the Department of Homeland Security, and other factors described in the Company’s filings with the Securities and Exchange Commission.

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended January 31,		Six months ended January 31,

	2008	2007	2008	2007

Net sales	$152,030,000	111,383,000	267,085,000	208,453,000
Cost of sales	85,705,000	61,533,000	150,282,000	119,228,000

Gross profit	66,325,000	49,850,000	116,803,000	89,225,000

Expenses:
Selling, general and administrative	21,304,000	18,257,000	41,703,000	34,844,000
Research and development	9,140,000	7,616,000	20,181,000	14,773,000
Amortization of intangibles	434,000	679,000	813,000	1,328,000

	30,878,000	26,552,000	62,697,000	50,945,000

Operating income	35,447,000	23,298,000	54,106,000	38,280,000

Other expense (income):
Interest expense	670,000	672,000	1,347,000	1,367,000
Interest income and other	(4,095,000)	(3,315,000)	(8,542,000)	(6,490,000)

Income before provision for income taxes	38,872,000	25,941,000	61,301,000	43,403,000
Provision for income taxes	13,403,000	7,770,000	21,138,000	14,405,000

Net income	$25,469,000	18,171,000	40,163,000	28,998,000

Net income per share:
Basic	$1.06	0.79	1.67	1.26

Diluted	$0.91	0.68	1.45	1.09

Weighted average number of common shares outstanding – basic	24,099,000	23,095,000	24,012,000	23,022,000

Weighted average number of common and common equivalent shares outstanding assuming dilution – diluted	28,303,000	27,491,000	28,256,000	27,440,000

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	January 31, 2008	July 31, 2007

	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$340,938,000	342,903,000
Accounts receivable, net	112,376,000	73,585,000
Inventories, net	77,743,000	61,987,000
Prepaid expenses and other current assets	7,246,000	6,734,000
Deferred tax asset – current	9,657,000	9,380,000

Total current assets	547,960,000	494,589,000

Property, plant and equipment, net	31,297,000	29,282,000
Goodwill	24,363,000	24,387,000
Intangibles with finite lives, net	5,823,000	5,717,000
Deferred financing costs, net	1,630,000	1,903,000
Other assets, net	395,000	464,000

Total assets	$611,468,000	556,342,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$27,920,000	26,137,000
Accrued expenses and other current liabilities	43,142,000	47,332,000
Customer advances and deposits	24,066,000	20,056,000
Current installments of other obligations	140,000	135,000
Interest payable	1,050,000	1,050,000
Income taxes payable – current	1,819,000	2,796,000

Total current liabilities	98,137,000	97,506,000

Convertible senior notes	105,000,000	105,000,000
Other obligations, less current installments	37,000	108,000
Income taxes payable – non-current	3,018,000	—
Deferred tax liability – non-current	8,140,000	7,960,000

Total liabilities	214,332,000	210,574,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, par value $.10 per share; shares authorized and unissued 2,000,000	—	—
Common stock, par value $.10 per share; authorized 100,000,000 shares; issued 24,424,127 shares and 24,016,329 shares at January 31, 2008 and July 31, 2007, respectively	2,442,000	2,402,000
Additional paid-in capital	176,868,000	165,703,000
Retained earnings	218,011,000	177,848,000

	397,321,000	345,953,000
Less:
Treasury stock (210,937) shares	(185,000)	(185,000)

Total stockholders’ equity	397,136,000	345,768,000

Total liabilities and stockholders’ equity	$611,468,000	556,342,000

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,

	2008	2007	2008	2007

Reconciliation of Non-GAAP Net Income To GAAP Net Income(1):
Non-GAAP net income	$27,133,000	19,129,000	43,605,000	31,271,000
Amortization of stock-based compensation	(2,552,000)	(1,537,000)	(5,271,000)	(3,347,000)
Tax effect of stock-based compensation expense	888,000	579,000	1,829,000	1,074,000

GAAP net income	$25,469,000	18,171,000	40,163,000	28,998,000

Reconciliation of Non-GAAP Diluted Earnings Per Share To GAAP Diluted Earnings Per Share(1):
Non-GAAP diluted earnings per share	$0.96	0.70	1.56	1.15
Amortization of stock-based compensation	(0.08)	(0.04)	(0.16)	(0.10)
Tax effect of stock-based compensation expense	0.03	0.02	0.05	0.04

GAAP diluted earnings per share	$0.91	0.68	1.45	1.09

Reconciliation of GAAP Net Income to EBITDA(2):
GAAP net income	$25,469,000	18,171,000	40,163,000	28,998,000
Income taxes	13,403,000	7,770,000	21,138,000	14,405,000
Net interest income and other	(3,425,000)	(2,643,000)	(7,195,000)	(5,123,000)
Amortization of stock-based compensation	2,552,000	1,537,000	5,271,000	3,347,000
Depreciation and amortization	2,693,000	2,469,000	5,184,000	4,886,000

EBITDA	$40,692,000	27,304,000	64,561,000	46,513,000

(1)

Non-GAAP net income is used by management in assessing the Company’s operating results. The Company believes that investors and analysts may use non-GAAP measures that exclude the amortization of stock-based compensation, along with other information contained in its SEC filings, in assessing the Company’s operating results.

(2)

Represents earnings before interest, income taxes, depreciation and amortization of intangibles and stock-based compensation. EBITDA is a non-GAAP operating metric used by management in assessing the Company’s operating results and ability to meet debt service requirements. The Company’s definition of EBITDA may differ from the definition of EBITDA used by other companies and may not be comparable to similarly titled measures used by other companies. EBITDA is also a measure frequently requested by the Company’s investors and analysts. The Company believes that investors and analysts may use EBITDA, along with other information contained in its SEC filings, in assessing its ability to generate cash flow and service debt.

ECMTL

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